Exhibit 99.1

GigOptix, Inc. to Acquire Terasquare, Co. Ltd.

Acquisition completes IC portfolio and enables one-stop shop for industry leading 100Gbps+ Datacom solutions for Ethernet, Fiber Channel, and Infiniband Data Center connectivity

San Jose, Calif., – Sept. 22, 2015 – GigOptix, Inc (NYSE MKT: GIG), a leading supplier of advanced high speed semiconductor components for use in long-haul, metro, Cloud connectivity, data centers, consumer electronics links and interactive applications, through optical and wireless communications networks, today announced signing a definitive agreement to acquire Terasquare, Co. Ltd., a Seoul, Korea-based, fabless semiconductor company and provider of low power, CMOS high speed communication interface semiconductors for 100Gbps Ethernet, Fiber Channel, and EDR Infiniband applications. The acquisition is expected to become effective on Wednesday, September 30, 2015.

“We have a proven track record of acquiring and integrating companies in the most financially prudent manner. Each acquisition has served as a building block to generate continuous growth in our business. The acquisition of Terasquare is the next piece in our long-term plan of creating the industry’s premier supplier of Datacom high-speed chipset solutions. It also represents another point along our initial 2007 roadmap and Strategic Plan to expand GigOptix through inorganic and organic growth. We look forward to furthering our leadership position in the growing 100Gbps Datacom market, which is being driven by the unprecedented install-base growth of the Cloud, Datacenter, Social and Web2.0, Internet of Things (IoT), and Big Data demand, and together with the optimization of our front-end customer support and technical teams we will enhance GigOptix’s position as a dominant player in the markets we serve,” said Dr. Avi Katz, GigOptix’s Chairman of the Board of Directors and Chief Executive Officer. “We are pleased to welcome the Terasquare team to the GigOptix family and to extend GigOptix’ global operations with Terasquare becoming the company’s headquarters in Korea under the name GigOptix-Terasquare Korea (GTK) Co., Ltd. We excitingly look forward to bringing Terasquare’s well developed and leading existing and unique CMOS-based portfolio to the global market with our established customers. The acquisition puts us in an excellent position to enhance our dominating position at the current data center 40Gbps AOCs and transceivers generation, and with the introduction of the complete 100Gbps chip-set solutions, as the Datacom market transitions from 40Gbps to 100Gbps, and to next generations in later years of PAM4 optical interconnects. GTK Co., Ltd., will also serve as our hub for proliferation of our other high-speed connectivity and consumer electronics products.”

“The acquisition of Terasquare completes GigOptix’s 100Gbps Datacom chip-set product portfolio, bringing to the market the best solution to support the insatiable need for unlimited bandwidth and speed of the interconnect pipes while maintaining the cost-centric structure of the products that address this market. The 40Gbps AOC and transceivers market will dominate the next few years, where GigOptix’ ICs have undoubted leadership, and with the 100Gbps Ethernet market starting to become relevant in 2017, with deployments for at least the following 5 years, GigOptix’s enhanced solid team of very experienced analog and digital designers is poised to timely address the next wave of Ethernet deployments of PAM4 modulation format chipsets,” said Dr. Raluca Dinu, EVP Global Customer Operations. “To support the strong demand and stringent performance requirements in the 100Gbps Datacom market, we decided to combine the advantages of the SiGe technology for maximum IC’s performance and CMOS technology for lowest power consumption CDR at 100Gbps or beyond, for NRZ or later for PAM4 applications.”

Strong Analog and Digital Expertize

“I am pleased to welcome both leaders of Terasquare to GigOptix; Dr. Jinho Park, currently the CEO of the company, as Vice President of CMOS Products Engineering and GM of GTK Co., Ltd., and Prof. Hyeon-min Ba, currently the Chairman of the board of directors of the company, as the Chairman of the Technical Advisory Board of GigOptix and member of the board of directors of GTK Co., Ltd. The knowledge that accompany Jinho and Hyeon-min, and the Terasquare team as a whole, will be applied to extend GigOptix’ Datacom product portfolio with leading performance, and a disruptive roadmap,” said Dr. Avi Katz.

“GigOptix and Terasquare have been acquainted for a long time, sharing the culture of technical innovation and execution excellence and we look forward to our future of unique and disruptive product developments. Terasquare’s team will build upon GigOptix’ strengths and leadership to bolster customers’ ability to deliver innovative and differentiated products in the increasingly connected world,” said Dr. Park.

Complete Datacom Product Line Offerings

Terasquare’s unique all-CMOS, low power architecture platform enables industry leading performance with many integrated testability features. In addition to the quad channel Clock Data Recovery (CDR) technology and products for 100GbE Datacom applications, additional products leveraging Forward Error Correction (FEC) and Electrical Dispersion Compensation (EDC) for other and complementary applications will become available as the two portfolios merge. The Quad CDR solution is applicable to 100Gbps Ethernet (QSFP28, CFP2, CFP4), OTU-4, 32G Fiber Channel, and EDR Infiniband.

“The patented, low power digital architecture further expands and complements our leading Datacom Trans-impedance Amplifier (TIA) and Laser Driver (LD) portfolio to include unique CDR products that can be user optimized for use in either the transmit or receive direction,” said Tom Kapucija, GigOptix’s Datacom Marketing Director. “GigOptix’s internal evaluation and 100GbE link testing, with the HXC42400, shows that the partitioning of the CDR function and its power dissipation away from the temperature sensitive, high performance Vertical Cavity Surface Emitting (VCSEL) and Photo Detector (PD) circuit elements enables operation with our TIA and VCSEL drivers to 300m using OM4 multi-mode fiber (MMF). This is a first in the industry.”

GigOptix will be integrating Terasquare products into the Datacom portfolio, including a rebranding of the quad channel CDR to the HXC42400. Its unique architecture enables industry leading low power dissipation and the industry’s first solution with programmable receiver and transmitter bandwidth in a single device to optimize Input Jitter Tolerance (IJT) and Output Jitter Transfer for superior link performance.

The bundling of the 100Gbps HXC42400 CDR, with the already commercialized HXT8204 VCSEL driver and HXR8204 TIA are ideal for optical module, active optical cable (AOC), and optical engine applications with their partitioning of the CDR power dissipation from the temperature sensitive, high performance VCSEL, VCSEL driver, Photo Detector, and TIA circuit elements for 100m and extended reach applications to 300m.

The HXC42400, HXT8204, and HXR8204 will be shown operating as part of a live, show floor demo at ECOC2015, Booth #702, September 28 - 30, in Valencia, Spain. For more information about ECOC2015 and the demo, please contact sales@gigoptix.com.

Terms/Structure of the Transaction:

GigOptix is executing this acquisition as a cash deal, paying about $4M in cash to Terasquare’s investors and paying an additional $1.15 million of Terasquare’s debt and other liabilities. The amounts to be paid are subject to customary adjustments. Based on the current Korean Government subsidies provided to Terasquare, the acquisition is neutral to accretive immediately upon closing.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding the acquisition of Terasquare and its closing, plans for GigOptix, new product development and introduction, and product sales growth and projected revenues. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: the ability of the parties to satisfy the conditions for closing the acquisition, the ability to extend product offerings into new areas or products, the ability to commercialize technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, the ability to attract and retain qualified personnel, the ability to move product sales to production levels, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify and the success of product sales in new markets or of recently produced product offerings, including bundled product solutions. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the GigOptix filings with the SEC, and in its other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to GigOptix as of the date hereof, and GigOptix assumes no obligation to update any forward-looking statement.

About GigOptix, Inc.

GigOptix, Inc., (NYSE MKT: GIG) is a leading fabless supplier of high-speed semiconductor components that enable end-to-end information streaming over optical and wireless networks. Its product portfolio addresses emerging telecom long-haul and metro applications, datacom cloud and data center connectivity, point-to-point backhaul wireless applications, and interactive interfaces for consumer electronics. GigOptix offers a broad portfolio of high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz, and drivers and TIAs for 40Gbps, 100Gbps and 400Gbps fiber-optic telecommunications and data communications networks.

GigOptix also offers a wide range of digital and mixed-signal ASIC solutions in a wide range of technology geometries from 28nm to 0.6um, and enables a complete product life cycle support, from swift introduction of new product through its ASIC SunriseTM program to extension of legacy products through its GigOptix Sunset RescueTM program.

About Terasquare, LTD

Terasquare is a fabless IC company of high speed CMOS SerDes technology with ultra-low power consumption for next generation high speed wireline communication solutions including 10G, 100G, and 400G connectivity. Terasquare’s expertise in high speed, low power SerDes architecture and digital signal processing, drives multiple platforms including high performance networking, mobile front/back-haul, fiber-to-the-home (FTTH) connectivity, and high volume consumer electronics. World class engineering and mixed-signal design expertise powers Terasquare deliver critical building blocks to its customers, giving them the competitive edge to succeed in today’s dynamic market.

SOURCE: GigOptix, Inc.

Media:

GigOptix, Inc.

Dr. Raluca Dinu, 408-522-3117

EVP Global Customer Operations

rdinu@gigoptix.com

Investor Relations:

Darrow Associates, Inc.

Jim Fanucchi, 408-404-5400

ir@gigoptix.com